As filed with the Securities and Exchange Commission on June 17, 2022
Registration No. 333-265702

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NANOSTRING TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0094687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266 (Address of principal executive offices, including zip code)

2022 Equity Incentive Plan
(Full title of the plan)

R. Bradley Gray President and Chief Executive Officer 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266 (Name, address and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Michael Nordtvedt Bryan D. King Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Kathryn Surace-Smith Senior Vice President, Human Resources and Legal Affairs 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266
    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF CONTENTS

Item 8. Exhibits
Signatures

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-265702), filed with the Securities and Exchange Commission on June 17, 2022 (the “Form S-8”), is being filed solely to correct certain errors in Exhibit 5.1 as filed with the Form S-8. A revised version of Exhibit 5.1 is being filed with this amendment and should be deemed to have effect from June 17, 2022, the date of the filing of the Form S-8.
This Post-Effective Amendment No. 1 to the Form S-8 does not otherwise reflect events, results or developments occurring, or facts that have become known, after the original filing of the Form S-8. No additional securities are to be registered, and registration fees were paid upon filing of the original Form S-8.

Item 8.	Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-188704	4.1	June 13, 2013
4.2	2022 Equity Incentive Plan.	8-K	001-35980	10.1	June 17, 2022
4.3	Form of Stock Option Agreement under the 2022 Equity Incentive Plan.	8-K	001-35980	10.2	June 17, 2022
4.4	Form of RSU Agreement under the 2022 Equity Incentive Plan.	8-K	001-35980	10.3	June 17, 2022
4.5	Form of PSU Agreement under the 2022 Equity Incentive Plan.	8-K	001-35980	10.4	June 17, 2022
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	S-8	333-265702	23.1	June 17, 2022
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.	S-8	333-265702	23.2	June 17, 2022
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).	S-8	333-265702	24.1	June 17, 2022
107	Filing Fee Table.	S-8	333-265702	107	June 17, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 17, 2022.

NANOSTRING TECHNOLOGIES, INC.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. Bradley Gray	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2022
R. Bradley Gray

/s/ K. Thomas Bailey	Chief Financial Officer (Principal Accounting and Financial Officer)	June 17, 2022
K. Thomas Bailey

*	Chairman of the Board of Directors	June 17, 2022
William D. Young

*	Director	June 17, 2022
Elisha W. Finney

*	Director	June 17, 2022
Janet George

*	Director	June 17, 2022
Teresa Foy

*	Director	June 17, 2022
Kirk D. Malloy

*	Director	June 17, 2022
Gregory Norden

*	Director	June 17, 2022
Dana Rollison

*	Director	June 17, 2022
Chad P. Waite

*By: /s/ K. Thomas Bailey
K. Thomas Bailey
Attorney-in-Fact